Exhibit 99.1
United States Oil Fund, LP
Monthly Account Statement
For the Month Ended June 30, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(96,210,320)
Unrealized Gain (Loss) on Market Value of Futures	115,300,480
Dividend Income	79,878
Interest Income	8,715
ETF Transaction Fees	19,000
Total Income (Loss)	$19,197,753

Expenses
Investment Advisory Fee	$830,061
Brokerage Commissions	221,444
Tax Reporting Fees	57,000
NYMEX License Fee	43,514
Audit Fees	13,151
Legal Fees	12,167
Non-interested Directors' Fees and Expenses	10,578
SEC & FINRA Registration Fees	6,000
Total Expenses	$1,193,915
Net Gain (Loss)	$18,003,838

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 6/1/10	$2,232,369,139
Additions (5,700,000 Units)	193,722,419
Withdrawals (13,500,000 Units)	(467,427,712)
Net Gain (Loss)	18,003,838

Net Asset Value End of Period	$1,976,667,684
Net Asset Value Per Unit (57,900,000 Units)	$34.14

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502